UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2023

VYNE Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38356	45-3757789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

685 Route 202/206 N., Suite 301

Bridgewater, New Jersey 08807

(Address of principal executive offices, including Zip Code)

(800) 775-7936

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	VYNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

As previously disclosed, in connection with VYNE Therapeutics Inc.’s (the “Company”) private placement financing on November 1, 2023, the Company agreed to appoint one designee of Access Industries, Inc. (“Access Bio”) to the Board of Directors (the “Board”) of the Company. On December 29, 2023, the Board appointed Dr. Christine Borowski to serve as a Class II director of the Company, effective as of January 1, 2024, for a term continuing to the Company’s 2026 annual meeting of stockholders and until her successor is appointed. The Board has determined that Dr. Borowski satisfies the definition of an “independent director” under the Nasdaq Stock Market listing standards and applicable U.S. Securities and Exchange Commission (“SEC”) rules.

Dr. Borowski, age 46, has served as Vice President at Access Bio since January 2022, and previously served as Senior Associate beginning in July 2019. Prior to that, Dr. Borowski worked on therapeutics company creation at Apple Tree Partners from 2017 to May 2019. Before joining Apple Tree Partners, Dr. Borowski worked as an editor at several high-impact scientific journals, most recently as Chief Editor of Nature Medicine from 2014 to 2017. She earned a B.S. in Biology at the University of Kentucky, a Ph.D. in Immunology at Harvard University, and completed her postdoctoral work on natural killer T cell development at the University of Chicago.

In connection with her appointment, pursuant to the Company’s non-employee director compensation policy, Dr. Borowski was granted an option to purchase 40,000 shares of the Company’s common stock with an exercise price equal to $2.33 per share. This option award will vest annually over three years on the anniversary of the date of grant, subject to her continued service to the Company through each vesting date. In addition, following each annual meeting of stockholders of the Company, Dr. Borowski will receive an option award to purchase an amount of shares equal to 0.046% of the total shares then outstanding (inclusive of pre-funded warrants), subject to her continued service to the Company through each grant date, consistent with other non-employee directors of the Company. In addition, Dr. Borowski will receive the standard annual cash retainer of $40,000, payable quarterly. Dr. Borowski has also entered into the Company’s standard form of indemnification agreement.

There are no related party transactions between Dr. Borowski and the Company that would require disclosure under Item 404(a) of Regulation S-K. There is no family relationship between Dr. Borowski and any of the Company’s other directors or executive officers.

Item 7.01 Regulation FD Disclosure.

On January 3, 2024, the Company issued a press release announcing Dr. Borowski’s appointment to the Board. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release dated January 3, 2024.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYNE THERAPEUTICS INC.

Date: January 3, 2024	By:	/s/ Mutya Harsch
Mutya Harsch
Chief Legal Officer and General Counsel